Exhibit 99.2

Execution Version

BANK OF AMERICA, N.A.	PNC BANK, NATIONAL ASSOCIATION
MERRILL LYNCH, PIERCE, FENNER &	PNC CAPITAL MARKETS LLC
SMITH INCORPORATED	Three PNC Plaza
One Bryant Park	225 Fifth Avenue
New York, NY 10036	Pittsburgh, PA 15222

MORGAN STANLEY	CITIGROUP GLOBAL MARKETS INC.
SENIOR FUNDING, INC.	390 Greenwich Street
1585 Broadway	New York, New York 10013
New York, NY 10036

THE ROYAL BANK OF	BMO CAPITAL	UNION BANK, N.A.
SCOTLAND PLC	MARKETS CORP.	445 South Figueroa Street, G15-
RBS SECURITIES INC.	115 South LaSalle Street	220
600 Washington Boulevard	18th Floor	Los Angeles, CA 90071
Stamford, CT 06901	Chicago, IL 60603

April 30, 2012

Arch Coal Inc.

One City Place Drive

Suite 300

St. Louis, MO 63141

Attention:  John Drexler, Chief Financial Officer

Arch Coal Inc.

Commitment Letter

$1,000,000,000 Senior Secured

Term Loan Credit Facility

Ladies and Gentlemen:

Arch Coal Inc. (“you” or the “Borrower”) has advised Bank of America, N.A. (“Bank of America”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), PNC Bank, National Association (“PNC Bank”), PNC Capital Markets LLC (“PNC Capital Markets”), Morgan Stanley Senior Funding, Inc. (“MSSF”), Citi, The Royal Bank of Scotland plc (“RBS”), RBS Securities Inc. (“RBSSI”), BMO Capital Markets Corp. (“BMO Capital Markets”) and Union Bank, N.A. (“Union Bank” and, together with Bank of America, MLPFS, PNC Bank, PNC Capital Markets, MSSF, Citi, RBS, RBSSI and BMO Capital Markets, “we”, “us” or the “Commitment Parties” and each individually a “Commitment Party”), that you intend to amend (the “Amendment”) your existing amended and restated credit facility, dated as of June 14, 2011, among the Borrower, the lenders from time to time party thereto, PNC Bank, as administrative agent and the other agents party thereto (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Facility”) to add, among other changes to be agreed, a new senior secured term loan credit facility in an aggregate amount of $1,000,000,000 (the “Term Loan Facility”) as further described in the summary of terms and conditions attached hereto as Exhibit A (the “Term Sheet”), the proceeds of which will be used (x) to refinance (i) up to $450 million principal amount of the outstanding 6.75% Senior Notes due 2013 issued by Arch Western Resources, LLC (“Arch Western”) (the “Existing AWR Notes”) and (ii) to repay a portion of the indebtedness under the Existing Credit Facility (clauses (i) and (ii) together, the “Refinancing”) and (y) for ongoing working capital and general corporate purposes.  All references to “dollars” or “$” in this Commitment Letter (as defined below) are references to United States dollars.

For purposes of this Commitment Letter, “Citi” shall mean Citigroup Global Markets Inc., Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as Citi shall determine to be appropriate to provide the services contemplated herein.

The entering into of this Commitment Letter (as defined below), the Amendment, the Term Loan Facility, the Refinancing, the related transactions contemplated by the foregoing, as well as the payment of fees, commissions and expenses in connection with each of the foregoing, are collectively referred to as the “Transactions.”

1.             Commitments.  Each of the following Commitment Parties is pleased to severally (and not jointly) commit to provide, in the case of Bank of America, 25%, in the case of PNC Bank, 25%, in the case of MSSF, 15%, in the case of Citi, 15%, in the case of RBS, 10%, in the case of BMO Capital Markets, 5% and in the case of Union Bank, 5%, of the Term Loan Facility.  It is agreed, in connection with the Term Loan Facility, that MLPFS, PNC Capital Markets, MSSF, Citi, RBSSI, BMO Capital Markets and Union Bank shall act as lead arrangers and bookrunners (in such capacity, the “Lead Arrangers”) and Bank of America shall act as administrative agent (in such capacity, the “Administrative Agent”) in respect of the Term Loan Facility.  It is agreed that (i) MLPFS shall have “left” placement in any and all marketing materials or other documentation used in connection with the Term Loan Facility and shall hold the leading role and responsibilities customarily associated with such “left” placement in respect of the Term Loan Facility and (ii) PNC Capital Markets shall be to the “right” of MLPFS but to the “left” or “above” any other arrangers appointed in any and all marketing materials or other documents used in connection with the Term Loan Facility.  It is further agreed that no additional advisors, agents, co-agents, arrangers or bookmanagers will be appointed and no Lender (as defined below) will receive compensation with respect to the Term Loan Facility outside the terms contained in this Commitment Letter and the fee letter among you and the Commitment Parties (as amended, supplemented, restated, replaced or otherwise modified from time to time, the “Initial Fee Letter”) and the arrangement fee letter among you, Bank of America, MLPFS, PNC Bank and PNC Capital Markets (as amended, supplemented, restated, replaced or otherwise modified from time to time, the “Arrangement Fee Letter” and, together with the Initial Fee Letter, the “Fee Letters”) each executed simultaneously herewith in order to obtain its commitment to participate in the Term Loan Facility, in each case unless you and we so agree.

All commitments set forth in Section 1 shall be subject to and on the terms and conditions set forth herein and in the Term Sheet and the additional conditions attached as Exhibit B (the “Conditions Term Sheet” and together with the Term Sheet and this letter agreement, this “Commitment Letter”).

The commitments and other obligations of the Commitment Parties hereunder are subject only to the satisfaction (or waiver) of the following conditions:

(a)           the execution and delivery of definitive loan documentation for the Term Loan Facility satisfactory to the Commitment Parties (collectively, the “Documentation”) by the

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Borrower and the Guarantors (as defined in the Term Sheet), including without limitation an amendment to the Existing Credit Facility, a reaffirmation of security interests and guaranties, any necessary amendments to any collateral agreements and collateral sharing agreements and other documentation reflecting the terms and conditions set forth herein and in Exhibit B and taking into account (i) the operational and strategic requirements of the Borrower and its subsidiaries in light of their size, industries, businesses and business practices and (ii) Bank of America’s form credit agreement and internal policies with respect to documentation when it acts as Administrative Agent, with such modifications as are appropriate for similar facilities and those that may be required by the Lead Arrangers (in consultation with the Borrower) as necessary in light of their internal policies with respect to documentation and the then prevailing market conditions to ensure a Successful Syndication (as defined in the Initial Fee Letter) of the Term Loan Facility (the principles and requirements referred to above are referred to herein as the “Documentation Principles”);

(b)           the absence of a “Material Adverse Effect” (as defined below) since December 31, 2011;

(c)           the Closing Date shall not occur less than 20 days (or such shorter period as the Lead Arrangers may agree) after delivery to the Lead Arrangers of the final confidential information memorandum referred to herein;

(d)           prior to and until the earlier of (w) the date that is 60 days following the Closing Date and (x) the completion of a Successful Syndication, there shall be no issues of debt securities or commercial bank or other debt facilities or securitizations (including any renewals or refinancing thereof) by the Borrower or any of its subsidiaries being offered, placed or arranged, if such offering, placement or arrangement could reasonably be expected to materially impair the achievement of a Successful Syndication without the consent of the Commitment Parties; and

(e)           satisfaction of the other conditions set forth in the Term Sheet and the Conditions Term Sheet.

As used herein, the term “Material Adverse Effect” means any set of circumstances or events which (a) have or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of the Term Loan Facility or any other material Documentation, (b) is or could reasonably be expected to be materially adverse to the business, properties, assets, financial condition or results of operations of the Borrower and its subsidiaries taken as a whole, (c) impairs or could reasonably be expected to impair materially the ability of the Borrower and the Guarantors (as defined in Exhibit A) taken as a whole to duly and punctually pay or perform its Indebtedness or other obligations in respect of any Hedging Transaction (to be defined in the Documentation), or (d) impairs materially or could reasonably be expected to impair materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to the Term Loan Facility or the Documentation.

2.             Syndication.  The Lead Arrangers reserve the right, prior to or after execution of the definitive Documentation, to syndicate all or part of the Commitment Parties’ commitments for the Term Loan Facility to one or more financial institutions or institutional lenders reasonably acceptable to you.  The commitments of each of the Commitment Parties for the Term Loan Facility will be reduced ratably upon receipt of a commitment in respect of the Term Loan Facility from another financial institution or institutional lender.  Notwithstanding the Lead Arrangers’ right to syndicate the Term Loan Facility and receive commitments with respect thereto, (i) the Commitment Parties will not be relieved,

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released or novated from all or any portion of their respective commitments hereunder prior to the Closing Date, (ii) no assignment or novation by any Commitment Party shall become effective as between you and the Commitment Parties with respect to all or any portion of any Commitment Party’s commitments in respect of the Term Loan Facility until the Closing Date and (iii) unless you otherwise agree in writing, each Commitment Party shall retain exclusive control over all rights and obligations with respect to its commitments in respect of the Term Loan Facility, including all rights with respect to consents, modifications, supplements, waivers and amendments, until the Closing Date has occurred.

The Lead Arrangers intend to commence syndication efforts promptly after the execution of this Commitment Letter by you and you agree to actively assist the Lead Arrangers in achieving a syndication in respect of the Term Loan Facility that is reasonably satisfactory to the Lead Arrangers.  Such syndication will be accomplished by a variety of means, including direct contact during the syndication for the Term Loan Facility between your senior management and advisors and the proposed syndicate members for the Term Loan Facility (such members in respect of the Term Loan Facility being referred to as the “Lenders”).  The Lead Arrangers will exclusively manage, in consultation with you, all aspects of the syndication, including the timing, scope and identity of potential lenders, any agency or other title designations or roles awarded to any potential lender, any compensation provided to each potential lender from the amount paid to the Lead Arrangers pursuant to this Commitment Letter and the Fee Letters and the final allocation of the commitments in respect of the Term Loan Facility among the Lenders.

To assist the Lead Arrangers in their syndication efforts, you hereby covenant and agree:

(a)           to provide and cause your advisors to provide the Lead Arrangers upon our request with all information reasonably requested by the Lead Arrangers on your behalf or at your direction, which is deemed customary or reasonably necessary by the Lead Arrangers to achieve Successful Syndication, including but not limited to the Projections (as defined below);

(b)           to assist us in the preparation of a customary confidential information memoranda (including public and private versions thereof) and other customary marketing materials, in each case in form and substance customary for transactions of this type and otherwise satisfactory to the Lead Arrangers, to be used in connection with the syndication of the Term Loan Facility and to deliver to the Lead Arrangers such confidential information memorandum;

(c)           to use your commercially reasonable efforts to ensure that the syndication efforts of the Lead Arrangers benefit from your existing lending and banking relationships;

(d)           to use commercially reasonable efforts to obtain monitored public corporate credit or family ratings of the Borrower after giving effect to the Transactions and ratings for each of the Term Loan Facility from Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) (collectively, the “Ratings”); and

(e)           to use commercially reasonable efforts to otherwise assist the Lead Arrangers in their syndication efforts, including by making available your officers, representatives and advisors, in each case from time to time and to attend and make presentations regarding the business and prospects of the Borrower at one or more meetings of Lenders.

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Without limiting your obligations to assist with the syndication efforts as set forth above, it is understood and agreed that neither the syndication of the Term Loan Facility nor the receipt of the Ratings is a condition to the funding of the Term Loan Facility.

3.             Information.  You represent and warrant that (a) with respect to Information and Projections relating to the Borrower and its subsidiaries, all information, in each case, other than the Projections referred to below or forward looking information and information of a general economic or industry specific nature, that has been or will hereafter be made available by or on behalf of you or your agents or representatives in connection with the Transactions (the “Information”) to the Commitment Parties or any of their affiliates, agents or representatives, when taken as a whole, is or will be, when furnished, true, complete and correct in all material respects and does not and will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in the light of the circumstances under which such statements were or are made and (b) all financial projections (the “Projections”), if any, that have been or will be prepared by you or on your behalf or by any of your representatives and made available to the Commitment Parties or any of their affiliates, agents or representatives in connection with the Transactions have been or will be prepared in good faith based assumptions believed to be reasonable at the time made and at the time such Projections are furnished to the Commitment Parties (it being understood that such projections are subject to significant uncertainties and contingencies and that no assurance can be given that any particular projections will be realized).  You agree that, if at any time prior to the Closing Date and for a reasonable period (not to exceed 60 days) thereafter as is necessary to complete a Successful Syndication of the Term Loan Facility, any of the representations or warranties in the preceding sentence would be incorrect if the Information or Projections were being furnished, and such representations and warranties were being made, at such time, then you will promptly supplement, or cause to be supplemented, the Information and Projections so that such representations and warranties will be correct at such time.  You agree that, in issuing the commitments hereunder and in arranging and syndicating the Term Loan Facility, we will be entitled to use and rely on the Information and the Projections furnished by you or on your behalf without independent verification thereof.  You also agree to promptly advise the Lead Arrangers, the Commitment Parties and the Lenders of all developments materially affecting the Borrower any of its subsidiaries or affiliates or the Transactions.

You acknowledge that (a) the Commitment Parties on your behalf will make available Information Materials to the proposed syndicate of Lenders by posting the confidential information memorandum, the Information, the Projections, the Term Sheet and any additional summary of terms prepared for distribution to Public Lenders (as hereinafter defined) (after such summaries have been reviewed by you) (collectively, the “Information Materials”) on IntraLinks or another similar electronic system and (b) certain prospective Lenders (such Lenders, “Public Lenders”; all other Lenders, “Private Lenders”) may have personnel that do not wish to receive material non-public information (within the meaning of the United States federal securities laws, “MNPI”) with respect to you and your subsidiaries or affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such entities’ securities.  If requested, you will assist us in preparing an additional version of the Information Materials not containing MNPI (the “Public Information Materials”) to be distributed to prospective Public Lenders.

Before distribution of any Information Materials (a) to prospective Private Lenders, you shall provide us with a customary letter authorizing the dissemination of the Information Materials and (b) to prospective Public Lenders, you shall provide us with a customary letter authorizing the dissemination of the Public Information Materials and confirming the absence of MNPI therefrom.  In

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addition, at our request, you shall identify Public Information Materials by clearly and conspicuously marking the same as “PUBLIC”.

You agree that the Lead Arrangers on your behalf may distribute the following documents to all prospective Lenders, unless you advise the Lead Arrangers in writing (including by email) within a reasonable time prior to their intended distributions that such material should only be distributed to prospective Private Lenders:  (a) administrative materials for prospective Lenders such as lender meeting invitations and funding and closing memoranda, (b) notifications of changes to the terms of the Term Loan Facility and (c) other materials intended for prospective Lenders after the initial distribution of the Information Materials, including drafts and final versions of definitive documents with respect to the Term Loan Facility.  If you advise us that any of the foregoing items should be distributed only to Private Lenders, then the Lead Arrangers will not distribute such materials to Public Lenders without further discussions with you.  You agree that Information Materials made available to prospective Public Lenders in accordance with this Commitment Letter shall not contain MNPI.

4.             Costs, Expenses and Fees.  You agree, if this Commitment Letter is executed, to pay or reimburse the Lead Arrangers, the Administrative Agent and the Commitment Parties from time to time on demand for all reasonable out-of-pocket costs and expenses incurred by the Lead Arrangers, the Administrative Agent and the Commitment Parties or their affiliates (whether incurred before or after the date hereof) in connection with the Term Loan Facility and the preparation, negotiation, execution and delivery of this Commitment Letter, the Fee Letters and the Documentation, including without limitation, (i) the reasonable and invoiced fees, disbursements and other charges of Shearman & Sterling LLP as counsel to the Commitment Parties in connection with this Commitment Letter and the Fee Letters; (ii) the reasonable and invoiced fees, disbursements and other charges of Buchanan Ingersoll & Rooney PC as counsel to the Collateral Agent and the administrative agent under the Existing Credit Facility in connection with this Commitment Letter and the Fee Letters; (iii) the reasonable and invoiced fees, disbursements and other charges of any special and any local counsel (but not more than one per relevant jurisdiction) (including, in the case of a conflict of interest, one additional counsel to the affected Commitment Party (and, if necessary, one local counsel in any relevant jurisdiction)); and (iv) reasonable due diligence expenses, regardless of whether any of the Transactions are consummated.  You further agree to pay all costs and expenses of the Lead Arrangers, the Administrative Agent and the Commitment Parties and their affiliates (including, without limitation, fees and disbursements of counsel) incurred in connection with the enforcement of any of its rights and remedies hereunder.  In addition, you hereby agree to pay when and as due the fees described in the Fee Letters.  Once paid, such fees shall not be refundable under any circumstances (except as expressly set forth in the Fee Letters).  You acknowledge that the Commitment Parties may receive a benefit, including without limitation, a discount, credit or other accommodation, from any of such counsel based on the fees such counsel may receive on account of their relationship with us including, without limitation, fees paid pursuant hereto.

5.             Indemnity.  You agree to indemnify and hold harmless each of the Commitment Parties and each of their affiliates, successors and assigns and their respective officers, directors, employees, agents, advisors and other representatives (each, an “Indemnified Party”) from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of one counsel to the Indemnified Parties taken as a whole and, in the case of a conflict of interest, one additional counsel to the affected Indemnified Party (and, if necessary, of one local counsel in any relevant jurisdiction)) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection

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therewith) (a) any aspect of the Transactions or any similar transaction or any of the other transactions contemplated thereby or (b) the Term Loan Facility and any other financings, or any use made or proposed to be made with the proceeds thereof (in all cases, whether or not caused or arising, in whole or in part, out of the comparative, contributory or sole negligence of any Indemnified Party), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.  In the case of any litigation, investigation or proceeding (any of the foregoing, a “Proceeding”) to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such Proceeding is brought by you, your equity holders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not any aspect of the Transaction is consummated.  You also agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you, your subsidiaries or affiliates or to your equity holders or creditors or any other person arising out of, related to or in connection with any aspect of the Transactions, except to the extent of your direct (as opposed to special, indirect, consequential or punitive) damages determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.  It is further agreed that the Commitment Parties shall only have liability to you (as opposed to any other person), and that the Commitment Parties shall be liable solely on a several, and not joint, basis with any other Lender.  Notwithstanding any other provision of this Commitment Letter, no Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems, other than for direct, actual damages resulting from the gross negligence or willful misconduct of such Indemnified Party, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction.  You shall not, without the prior written consent of an Indemnified Party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceeding against an Indemnified Party in respect of which indemnity could have been sought hereunder by such Indemnified Party unless (i) such settlement includes an unconditional release of such Indemnified Party from all liability or claims that are the subject matter of such Proceeding and (ii) does not include any statement as to any admission of fault on the part of any Indemnified Party.

6.             Confidentiality and Other Obligations.  This Commitment Letter and the Fee Letters and the contents hereof and thereof are confidential and, may not be disclosed in whole or in part to any person or entity without our prior written consent except (a) to your officers, directors, employees, affiliates, members, partners, stockholders, attorneys, accountants, agents and advisors who are informed of the confidential nature thereof on a confidential and need-to-know basis, (b) if the Commitment Parties consent in writing to such proposed disclosure, (c) to any rating agency in connection with the Transactions, (d) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or regulation or as requested by a governmental authority (in which case you agree to inform us promptly thereof to the extent lawfully permitted to do so) or (e) as part of an earnings call or earnings release to your investors, in each case, limited to disclosure of the existence, tenor and amount of the commitments hereunder and the Term Loan Facility; provided that (i) you may disclose this Commitment Letter and the contents hereof (but not the Fee Letters) to the parties executing this Commitment Letter, as initial lenders, for the Term Loan Facility, on a confidential basis and (ii) you may disclose the Fee Letters and the contents thereof as part of generic disclosure regarding aggregate fees and expenses in connection with any syndication of the Term Loan Facility or on a redacted basis in a manner reasonably acceptable to the Commitment Parties or for customary accounting purposes, including accounting for deferred financing costs on a confidential basis.

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The Commitment Parties shall use all confidential information provided to them by or on behalf of you hereunder solely for the purpose of providing the services which are the subject of this Commitment Letter and otherwise in connection with the Transactions and shall treat confidentially all such information; provided, however, that nothing herein shall prevent the Commitment Parties from disclosing any such information (i) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case the Commitment Parties agree (except with respect to any audit or examination conducted by bank accountants or any regulatory authority exercising examination or regulatory authority) to inform you promptly thereof to the extent not prohibited by law, rule or regulation), (ii) upon the request or demand of any regulatory authority having jurisdiction over the Commitment Parties or any of their respective affiliates, (iii) to the extent that such information becomes publicly available other than by reason of disclosure in violation of this Commitment Letter by the Commitment Parties, (iv) to the Commitment Parties, their affiliates and each of their respective employees, officers, directors legal counsel, independent auditors and other experts or agents (collectively, the “Representatives”) who need to know such information in connection with the Transactions and are informed of the confidential nature of such information, (v) for purposes of establishing a “due diligence” defense, (vi) to the extent that such information is or has been received by the Commitment Parties or the Representatives from a third party that is not to the Commitment Parties’ or such Representative’s knowledge subject to confidentiality obligations to you, (vii) to the extent that such information is independently developed by the Commitment Parties or the Representatives or (viii) to potential Lenders, participants or assignees who agree to be bound by the terms of this paragraph (or language substantially similar to this paragraph or as otherwise reasonably acceptable to you and each Commitment Party, including as may be agreed in any confidential information memorandum or other marketing material).  This paragraph shall terminate on the earlier of (x) the first anniversary of the date hereof and (y) the date of execution and delivery of the Documentation.

You acknowledge that the Commitment Parties or their affiliates may be providing financing or other services to parties whose interests may conflict with yours.  The Commitment Parties agree that they will not furnish confidential information obtained from you to any of their other customers and that they will treat confidential information relating to you and your affiliates with the same degree of care as they treat their own confidential information.  The Commitment Parties further advise you that they will not make available to you confidential information that they have obtained or may obtain from any other customer.  In connection with the services and transactions contemplated hereby, you agree that the Commitment Parties are permitted to access, use and share with any of their bank or non-bank affiliates, agents, advisors (legal or otherwise) or representatives any information concerning you or any of your affiliates that is or may come into the possession of the Commitment Parties or any of such affiliates.

In connection with all aspects of each transaction contemplated by this Commitment Letter, you acknowledge and agree, and acknowledge your affiliates’ understanding, that: (i) the Term Loan Facility and any related arranging or other services described in this Commitment Letter is an arm’s-length commercial transaction between you and your affiliates, on the one hand, and the Commitment Parties, on the other hand, (ii) the Commitment Parties have not provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate, (iii) you are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby, (iv) in connection with each transaction contemplated hereby and the process leading to such transaction, each of the Commitment Parties has been, is, and will be acting solely as a principal and has not been, is not, and will not be acting as an advisor, agent or

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fiduciary, for you or any of your affiliates, stockholders, creditors or employees or any other party, (v) the Commitment Parties have not assumed and will not assume an advisory, agency or fiduciary responsibility in your or your affiliates’ favor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether any of the Commitment Parties has advised or is currently advising you or your affiliates on other matters) and the Commitment Parties have no obligation to you or your affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth in this Commitment Letter and (vi) the Commitment Parties and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and those of your affiliates, and the Commitment Parties have no obligation to disclose any of such interests to you or your affiliates.  To the fullest extent permitted by law, you hereby waive and release any claims that you may have against the Commitment Parties with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by this Commitment Letter.

7.             Patriot Act.  The Commitment Parties hereby notify you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (October 26, 2001) (as amended, the “Patriot Act”), the Commitment Parties and the other Lenders are required to obtain, verify and record information that identifies the Borrower and its subsidiaries, which information includes the name, address, tax identification number and other information regarding them that will allow any of us or such Lender to identify the Borrower in accordance with the Patriot Act.  This notice is given in accordance with the requirements of the Patriot Act and is effective on behalf of the Commitment Parties and each other Lender.

8.             Governing Law etc.  This Commitment Letter and the Fee Letters shall be governed by, and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction will be required thereby.  Any right to trial by jury with respect to any claim, action, suit or proceeding arising out of or contemplated by this Commitment Letter and/or the related Fee Letters is hereby waived.  The parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the federal and New York State courts located in the City of New York, Borough of Manhattan (and appellate courts thereof) in connection with any dispute related to this Commitment Letter or the Fee Letters or any matters contemplated hereby or thereby and agree that any service of process, summons, notice or document by registered mail addressed to you shall be effective service of process for any suit, action or proceeding relating to any such dispute.  The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.  A final judgment in any such suit, action or proceeding may be enforced in any jurisdiction by suit on the judgment or in any other manner provided by law.  Nothing herein will affect the right of each Lead Arranger or Administrative Agent or any Commitment Party to serve legal process in any other manner permitted by law or affect the Lead Arrangers’ or Administrative Agent’s or any Commitment Party’s right to bring any suit, action or proceeding against the Borrower or its subsidiaries or its property in the courts of other jurisdictions.

9.             Other Activities; No Fiduciary Relationship; Other Terms. As you know, certain of the Commitment Parties are full service securities firms engaged, either directly or indirectly through their respective affiliates in various activities, including securities trading, investment management, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals.  In the ordinary course of these activities, the Commitment Parties and their respective affiliates may actively trade the debt and equity securities (or related derivative securities) of the Borrower or other companies which may be the subject of the arrangements contemplated by this

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Commitment Letter for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities.  The Commitment Parties and their respective affiliates may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities or other debt obligations of the Borrower or other companies which may be the subject of the arrangements contemplated by this Commitment Letter.

Each Commitment Party reserves the right to employ the services of one or more of our affiliates in providing services contemplated by this Commitment Letter and to allocate, in whole or in part, to such affiliates certain fees payable to us in such manner as we and such affiliates may agree in our sole discretion.  You also agree that each Commitment Party may at any time and from time to time assign all or any portion of its respective commitments hereunder to one or more of its respective affiliates.  You acknowledge that each Commitment Party may share with any of its affiliates, and such affiliates may share with such Commitment Party, any information related to the Transactions, you, any of your subsidiaries or any of the matters contemplated hereby in connection with the Transactions.  Each Commitment Party agrees to treat, and cause any of its affiliates to treat, all non-public information provided to us by you as confidential information in accordance with customary banking industry practices.

10.          Acceptance, Termination, Amendment, etc.  Please indicate your acceptance of the terms of this Commitment Letter and the Fee Letters by returning to each Commitment Party executed counterparts hereof and thereof by no later than 5:00 p.m., New York time, on April 30, 2012.  Thereafter, the commitments and other obligations of the Commitment Parties set forth in this Commitment Letter shall automatically terminate unless each of the Commitment Parties shall in their discretion agree to an extension, upon the earliest to occur of (i) the execution and delivery of the Documentation by all of the parties thereto and the initial funding of the Term Loan Facility thereunder; and (ii) 60 days following the date of this Commitment Letter, if the Documentation shall not have been executed and delivered by all such parties thereto.

This Commitment Letter (including Term Sheet) and the Fee Letters embody the entire agreement and understanding among the Commitment Parties, you and your affiliates with respect to the Term Loan Facility and supersedes all prior agreements and understandings relating to the specific matters hereof.  However, please note that the terms and conditions of the commitments and undertakings of the Commitment Parties hereunder are not limited to those set forth herein or in the Term Sheet.  Those matters that are not covered or made clear herein or in the Term Sheet or the Fee Letters are subject to mutual agreement of the parties.  No party has been authorized by Commitment Parties to make any oral or written statements that are inconsistent with this Commitment Letter.  This Commitment Letter and the Fee Letters may be executed in counterparts which, taken together, shall constitute an original.  Delivery of an executed counterpart of this Commitment Letter or the Fee Letters by telecopier, facsimile or electronic .pdf shall be effective as delivery of a manually executed counterpart thereof.  The provisions of Section 1 (clause (i) only), 2, 3, 4, 5, 6, 7, 8, 9 and this Section 10 shall survive termination of this Commitment Letter, provided that Sections 2 and 3 shall survive only if the Closing Date occurs.  This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the parties hereto.  This Commitment Letter is not assignable by you without our prior written consent and is intended to be solely for the benefit of the parties hereto and the Indemnified Persons.  Each Commitment Party may assign its commitment hereunder, in whole or in part, to any of its affiliates or to any Lender.

Each of the parties hereto agrees that (i) this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein and (ii) the Fee Letters are

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legally valid and binding agreements of the parties thereto with respect to the subject matter set forth therein.

[Remainder of page intentionally left blank]

11

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

BANK OF AMERICA, N.A.

By:	/s/ Jeffrey Bloomquist
	Name:	Jeffrey Bloomquist
	Title:	Managing Director

Signature Page to

Commitment Letter

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Jeffrey Bloomquist
	Name:	Jeffrey Bloomquist
	Title:	Managing Director

Signature Page to

Commitment Letter

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Richard C. Munsick
	Name:	Richard C. Munsick
	Title:	Senior Vice President

Signature Page to

Commitment Letter

PNC CAPITAL MARKETS LLC

By:	/s/ Patrick Kern
	Name:	Patrick Kern
	Title:	Managing Director

Signature Page to

Commitment Letter

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Kevin D. Emerson
	Name:	Kevin D. Emerson
	Title:	Authorized Signatory

Signature Page to

Commitment Letter

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Christopher Wood
	Name:	Christopher Wood
	Title:	Director

Signature Page to

Commitment Letter

RBS SECURITIES INC.

By:	/s/ Andrew Rothstein
	Name:	Andrew Rothstein
	Title:	Managing Director

Signature Page to

Commitment Letter

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ David Slye
	Name:	David Slye
	Title:	Authorized Signatory

Signature Page to

Commitment Letter

BMO CAPITAL MARKETS CORP.

By:	/s/ Thomas D. Dale
	Name:	Thomas D. Dale
	Title:	Managing Director

Signature Page to

Commitment Letter

UNION BANK, N.A.

By:	/s/ Richard G. Reeves
	Name:	Richard G. Reeves
	Title:	Senior Vice President

Signature Page to

Commitment Letter

Agreed to and accepted as of
the date first written above:

ARCH COAL INC.

By:	/s/ John T. Drexler
	Name:	John T. Drexler
	Title:	Senior Vice President and
Chief Financial Officer

Signature Page to

Commitment Letter

EXHIBIT A

SUMMARY OF TERMS AND CONDITIONS
SENIOR SECURED TERM LOAN CREDIT FACILITY

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Exhibit A is attached.

Borrower:	Arch Coal Inc., a Delaware corporation (the “Borrower”).

Guarantors:

The obligations of the Borrower and its domestic restricted subsidiaries under the Term Loan Facility and under any treasury management, interest protection or other hedging arrangements entered into with a Lender (or an affiliate thereof) will be guaranteed by each of the existing and future direct and indirect domestic restricted subsidiaries of the Borrower (the “Guarantors”), other than (a) any bonding subsidiary, (b) any securitization subsidiary, (c) any subsidiary that is a “controlled foreign corporation” (a “CFC”) under Section 957 of the Internal Revenue Code, (d) unrestricted subsidiaries, (e) immaterial subsidiaries, (f) any subsidiary that is prohibited by applicable law, rule or regulation or by any contractual obligation existing on the Closing Date from guaranteeing the Term Loan Facility or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee unless such consent, approval, license or authorization has been received, (g) Arch Western Acquisition Corporation, Arch Western and its subsidiaries (together, the “AWR Entities”), until the Borrower acquires BP’s equity interest in Arch Western and the AWR Notes are redeemed, upon which the AWR Entities shall become Guarantors and (h) certain other exceptions to be agreed. All guarantees will be guarantees of payment and not of collection.

Notwithstanding the foregoing, subsidiaries may be excluded from the guarantee requirements in circumstances where the Borrower and the Administrative Agent reasonably agree that the cost of providing such a guarantee is excessive in relation to the value afforded thereby. All Guarantors will guarantee the Term Loan Facility and the Existing Credit Facility on a pari passu basis.

Administrative Agent:	Bank of America, N.A. (“Bank of America”) will act as sole and exclusive administrative agent for the Lenders (the “Administrative Agent”).

Collateral Agent:	PNC Bank, National Association (“PNC Bank”) will act as sole and exclusive collateral agent for the Lenders (the “Collateral Agent”).

Lead Arrangers and Bookrunners:

Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”) and PNC Capital Markets LLC (“PNC”), Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., RBS Securities Inc., BMO Capital Markets Corp. and Union Bank, N.A. will act as lead arrangers and bookrunners for the Term Loan Facility (in such capacity, the “Lead Arrangers”).

Lenders:

Bank of America, N.A., PNC Bank, Morgan Stanley Bank, N.A., Citibank, N.A., The Royal Bank of Scotland plc, BMO Capital Markets Corp. and Union Bank, N.A. (together, the “Initial Lenders”) and other banks, financial institutions and institutional lenders selected by the Lead Arrangers in consultation with the Borrower (the “Lenders”).

Term Loan Facility:

A senior secured term loan credit facility (the “Term Loan Facility”) in an aggregate principal amount of $1,000,000,000 (the loans thereunder, the “Term Loans”). The date on which all Closing Date Conditions have been met is referred to herein as the “Closing Date”.

Purpose and Availability:

The Term Loan Facility shall be available in a single drawing on the Closing Date. The proceeds shall be used (i) to repay the aggregate principal amount of the Existing AWR Notes, (ii) to repay on the Closing Date a portion of the outstanding loans under the Existing Credit Facility, (iii) to fund cash on the balance sheet of the Borrower in order to pay fees and expenses incurred in connection with the Transaction and (iv) to provide ongoing working capital and for other general corporate purposes of the Borrower and its subsidiaries.

Interest Rates:	The interest rates per annum applicable to the Term Loan Facility will be, at the option of the Borrower (i) LIBOR plus 450 basis points or (ii) the Base Rate plus 350 basis points.

The Borrower may select interest periods of one, two, three or six months (and, if agreed to by all relevant Lenders, nine or twelve months) for LIBOR advances. Interest shall be payable at the end of the selected interest period, but no less frequently than quarterly.

“LIBOR” will mean, for such interest period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London business days prior to the commencement of such interest period, for dollar deposits (for delivery on the first day of such interest period) with a term equivalent to such interest period. If such rate is not available at such time for any reason, then the “LIBOR” for such interest period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in dollars for delivery on the first day of such interest period in same day funds in the approximate amount of the LIBOR Term Loan being made, continued

or converted by Bank of America and with a term equivalent to such interest period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London business days prior to the commencement of such interest period; provided, however, in no event shall the LIBOR applicable to any Loan be less than 1.25% per annum.

“Base Rate” will mean for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) LIBOR plus 1.00%.

“Federal Funds Rate” will mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the business day next succeeding such day; provided that (a) if such day is not a business day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding business day as so published on the next succeeding business day, and (b) if no such rate is so published on such next succeeding business day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“prime rate” will mean a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

During the continuance of an event of default or a payment default, interest will accrue (i) on the principal of any loan at a rate of 200 basis points in excess of the rate otherwise applicable to such loan and (ii) on any other outstanding amount at a rate of 200 basis points in excess of the non-default interest rate then applicable to Base Rate loans under the Term Loan Facility, and will be payable on demand.

Calculation of Interest and Fees:

Other than calculations in respect of interest at the Base Rate (which shall be made on the basis of actual number of days elapsed in a 365/366 day year), all calculations of interest and fees shall be made on the basis of actual number of days elapsed in a 360-day year.

Cost and Yield Protection:

Customary for transactions and facilities of this type, including, without limitation, in respect of breakage or redeployment costs incurred in connection with prepayments, changes in capital adequacy and capital requirements or their interpretation, illegality, unavailability, reserves without proration or offset and payments free and clear of withholding or other taxes.

Maturity:	Six (6) years after the Closing Date.

Amortization:

Commencing on the last day of the first full fiscal quarter ended after the Closing Date, the Term Loans shall be repayable in equal quarterly installments of 1.0% per annum of the original principal amount of the Term Loans, with the balance payable at maturity.

Call Protection:

The Borrower shall pay a prepayment premium in connection with each voluntary prepayment or mandatory repayment of Term Loans made on or prior to the second anniversary of the Closing Date (other than a voluntary or mandatory prepayment from the proceeds of up to $500 million of asset sales consummated within twelve months of the Closing Date) not to exceed (i) in the event such prepayment or repayment occurs prior to the first anniversary of the Closing Date, 2.0% of the principal amount of the Term Loans so prepaid or repaid during such period, and (ii) in the event such prepayment or repayment occurs after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, 1.0% of the principal amount of the Term Loans so prepaid or repaid during such period.

Optional Prepayments and Commitment Reductions:

The Term Loan Facility may be prepaid at any time in whole or in part without premium or penalty (except as provided above) upon written notice, at the option of the Borrower, except that any prepayment of LIBOR advances other than at the end of the applicable interest periods therefor shall be made with reimbursement for any funding losses and redeployment costs of the Lenders resulting therefrom.

Mandatory Prepayments:

The Term Loans and the revolving loans under the Existing Credit Facility shall be prepaid ratably with (a) 100% of the net cash proceeds of all asset sales or other dispositions of property by the Borrower and each of the Guarantors (including insurance and condemnation proceeds and a reinvestment period to be agreed upon in the Documentation, but excluding sales in the ordinary course of business) (subject to exceptions and reinvestment provisions to be agreed upon, including up to $500 million of asset sales) and (b) 100% of the net cash proceeds of issuances, offerings or placements of senior secured debt obligations of the Borrower and each of the Guarantors (other than permitted secured debt obligations).

Mandatory prepayments in respect of clause (a) above shall be applied as follows: net cash proceeds in excess of $500 million shall be applied ratably to the Term Loan Facility and the Existing Credit Facility (with a corresponding reduction in commitments under the Existing Credit Facility so long as the aggregate amount of commitments thereunder are not reduced below $750 million). Mandatory prepayments pursuant to clause (b) shall be applied ratably to the Term Loan Facility and the Existing Credit Facility. All mandatory prepayments in respect of the Term Loan Facility shall be applied to the remaining installments of the Term Loans in the direct order of maturity of such installments.

Security:

The Borrower and each of the Guarantors shall grant the Collateral Agent (for its benefit and for the benefit of the Lenders) valid and perfected first priority (subject to certain exceptions to be set forth in the Documentation; including sharing of priority with the Existing Credit Facility) liens and security interests in certain property of the Borrower and the Guarantors (collectively, the “Collateral”), including the following types of property:

(a)

all present and future shares of capital stock of (or other ownership or profit interests in) each of Borrower’s present and future direct and indirect subsidiaries (limited, in the case of voting stock of any entity that is a CFC, to 65% of such voting stock), held by the Borrower or a Guarantor;

	(b)	all present and future debt owed to the Borrower or any Guarantor;

(c)

all of the present and future property and assets, real and personal, of the Borrower and each Guarantor, including, but not limited to, machinery and equipment, inventory and other goods, accounts receivable (subject to permitted accounts receivable facilities), owned real estate, leaseholds, fixtures, bank accounts, general intangibles, financial assets, investment property, license rights, patents, trademarks, trade names, copyrights, other intellectual property and other general intangibles, chattel paper, insurance proceeds, contract rights, hedge agreements, documents, instruments, indemnification rights, tax refunds and cash; and

	(d)	all proceeds and products of the property and assets described in clauses (a), (b) and (c) above.

Notwithstanding anything to the contrary, the Collateral shall exclude exceptions to be mutually agreed subject to the Documentation Principles.

The obligations of the Borrower and the Guarantors in respect of the Term Loan Facility and the obligations of the Borrower and the Guarantors in respect of the any interest rate swap or similar agreements with a Lender or an affiliate of a Lender and treasury management agreements with a Lender or an affiliate of a Lender, will all be secured by the Collateral in a manner consistent with the applicable permitted liens provisions of the Borrower’s outstanding senior notes (subject to the Documentation Principles).

All the above-described pledges, security interests and mortgages shall be created on terms, and pursuant to documentation subject to the Documentation Principles.

Conditions Precedent:

The availability of the Term Loan Facility on the Closing Date will be subject only to the conditions set forth in Section 1 of the Commitment Letter and Exhibit B hereto (the “Closing Date Conditions”).

Representations and Warranties:

Subject to the Documentation Principles, usual and customary for transactions of this type, including the following: (i) organization and qualification; (ii) Borrower and subsidiary shares; (iii) power and authority; (iv) validity and binding effect; (v) no conflict; (vi) litigation; (vii) financial statements and no material adverse change; (viii) use of proceeds, margin stock; (ix) full disclosure; (x) taxes; (xi) consent and approvals; (xii) no event of default; compliance with material contracts; (xiii) insurance; (xiv) compliance with laws; (xv) investment companies, regulated entities; (xvi) plans and benefit arrangements; (xvii) employment matters; (xviii) environmental health and safety matters; (ixx) title to real property; (xx) intellectual property; (xxi) security interests; (xxii) pledged collateral; (xxiii) solvency; (xxiv) anti-terrorism laws, OFAC; (xxv) surety bonds; and (xxvi) coal supply agreements; with such other matters as may be mutually agreed upon in the Documentation.

Covenants:

Subject to the Documentation Principles, usual and customary affirmative and negative covenants (applicable to the Borrower and the Guarantors) for a transaction of this type, including the following (with exceptions, materiality, thresholds and other qualifications to be agreed upon in the Documentation):

(a)

Affirmative Covenants: (i) preservation of existence; (ii) payment of taxes and other liabilities; (iii) maintenance of insurance; (iv) maintenance properties and leases; (v) visitation rights; (vi) keeping of records and books; (vii) compliance with laws; (viii) use of proceeds; (ix) maintenance of material contracts; (x) collateral, further assurances; (xi) subordination of intercompany loans; (xii) anti-terrorism laws, OFAC, (xiii) customary financial and other reporting requirements (including, without limitation, audited annual financial statements and quarterly unaudited financial statements, notices of defaults, compliance certificates) and (xiv) obligation to, upon the Borrower acquiring BP’s equity interests in Arch Western and the redemption of the Existing AWR Notes, (i) join the AWR Entities as Guarantors no later than October 31, 2012 and (ii) obtain liens on substantially all of their assets and equity interests as security (subject to exclusions reflected in the Documentation Principles) as soon as practical after the Closing Date (provided that the Collateral Agent shall have the discretion to exclude certain properties from liens in the event that obtaining a lien would be burdensome, costly or impractical).

(b)

Negative Covenants: Restrictions on (i) indebtedness; (ii) liens, guaranties; (iii) mergers, acquisitions and consolidations; (iv) dispositions of assets and subsidiaries (with an exception for up to $1 billion of asset sales on terms to be agreed); (v) affiliate transactions; (vi) subsidiaries, partnerships and joint ventures; (vii) change in business; (viii) restricted payments; (ix) restrictive agreements; (x) investments; (xi) amendments to LLC agreements; (xii) changes to organizational documents; (xiii) transactions with certain subsidiaries, bonding subsidiaries; (xiv) hedging transactions; (xv) prepayment of unsecured notes and (xvi) compliance with unsecured senior notes cap on senior indebtedness.

Events of Default:

Subject to the Documentation Principles, usual and customary for a transaction of this type (with exceptions and other qualifications to be agreed), including the following: nonpayment of principal and interest, failure to perform negative covenants, that are applicable to the Term Loan Facility (and affirmative covenants to provide notice of default or visitation rights), failure to perform other covenants subject to a grace period after notice by the Administrative Agent to be agreed, any representation or warranty incorrect in any material respect when made, defaults and acceleration in other indebtedness subject to a threshold amount, voluntary or involuntary bankruptcy proceedings, monetary judgment defaults subject to a threshold amount, unenforceability of Documentation, uninsured losses and proceedings against assets, insolvency, ERISA, and Change of Control (to be defined in the Documentation).

Defaulting Lenders:	The Documentation will contain customary limitations on and protections with respect to “defaulting” Lenders substantially consistent with the applicable provisions of the Existing Credit Agreement.

Assignments and Participations:

Each Lender will be permitted to make assignments in a minimum amount equal to $1 million to other entities approved by the Administrative Agent and, so long as no default has occurred, the Borrower, which approval shall not be unreasonably withheld or delayed; provided that the Borrower shall be deemed to have consented to such assignment if the Borrower has not otherwise rejected in writing such assignment within five (5) business days of the date on which such assignment is requested; provided, further, that (i) no approval of the Borrower shall be required in connection with assignments to the assigning Lender’s affiliates, other Lenders or any of their affiliates and (ii) no approval of the Administrative Agent shall be required in connection with assignments under the Term Loan Facility to other Lenders under the Term Loan Facility. Each Lender will also have the right, without consent of the Borrower or the Administrative Agent, to assign as security all or part of its rights under the Documentation to any Federal Reserve Bank or other central bank. Lenders will be permitted to sell participations with voting rights limited to significant matters such as changes in amount, rate and maturity date. An assignment fee in the amount of $3,500 will be charged with respect to each assignment unless waived by the Administrative Agent in its sole discretion.

Waivers and Amendments:

Amendments and waivers of the provisions of the Documentation will require the approval of non-defaulting Lenders (with customary voting rights for defaulting Lenders) holding more than 50% of (a) in the case of provisions that affect both the Term Loan Facility and the Existing Credit Facility, the sum of (i) the aggregate principal amount of advances under Term Loan Facility plus (ii) the aggregate principal amount of advances and unused commitments under Existing Credit Facility or (b) in the case of provisions that only affect either the Term Loan Facility or the Existing Credit Facility, the advances, or advances and commitments, of such affected facility, except that, in each case, the consent of all directly affected Lenders will be required with respect to, among other things, (A) increases in commitment amounts, (B) reductions of principal, interest, or fees, (C) extensions of scheduled maturities or times for payment, (D) releases of all or substantially all of the collateral or value of the guarantees and (E) changes that impose any restriction on the ability of any Lender to assign any of its rights or obligations

Indemnification:

The Borrower will indemnify and hold harmless the Administrative Agent, the Collateral Agent, the Lead Arrangers, each Lender and their respective affiliates and their partners, directors, officers, employees, agents and advisors from and against all losses, claims, damages, liabilities and expenses arising out of or relating to the Transactions, the Term Loan Facility, the Borrower’s use of loan proceeds or the commitments, including, but not limited to, reasonable attorneys’ fees (including the allocated cost of internal counsel) and settlement costs. This indemnification shall survive and continue for the benefit of all such persons or entities.

Governing Law:

The State of New York, except as to real estate and certain other collateral documents required to be governed by local law. Each party to the Documentation will waive the right to trial by jury and will consent to the exclusive jurisdiction of the state and federal courts located in The Borough of Manhattan, The City of New York.

Expenses:

The Borrower will pay all costs and expenses associated with the preparation, due diligence, administration, syndication and enforcement of all Documentation, including, without limitation, the legal fees and expenses of the Administrative Agent’s and the Collateral Agent’s

counsel, regardless of whether or not the Term Loan Facility is closed. The Borrower will also pay the expenses of each Lender in connection with the enforcement of any of the Documentation related to the Term Loan Facility.

Counsel to the Administrative Agent and The Lead Arrangers:	Shearman & Sterling LLP

Counsel to the Collateral Agent:	Buchanan Ingersoll & Rooney, P.C.

EXHIBIT B

CONDITIONS PRECEDENT

SENIOR SECURED TERM LOAN CREDIT FACILITY

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Exhibit B is attached.

1.             Conditions Applicable to the funding of the Term Loan Facility on the Closing Date.  The extension of credit under the Term Loan Facility will be subject to satisfaction (or waiver) of the following conditions precedent:

(a)           Executed Documentation.  The Borrower and each Guarantor shall have executed and delivered the relevant Documentation (including, without limitation, an amendment to the Existing Credit Facility, a reaffirmation of security interests and guaranties, any necessary amendments to any collateral agreements and collateral sharing agreements) to which it is a party to the Administrative Agent.

(b)           Financial Statements; Pro Formas.  The Lead Arrangers shall have received (i) audited consolidated balance sheets and related statements of income, changes in equity and cash flows of the Borrower for the fiscal years ended December 31, 2009, December 31, 2010 and December 31, 2011 and (ii) unaudited consolidated balance sheets and related statements of income, changes in equity and cash flows of the Borrower for each subsequent fiscal quarter after December 31, 2011 which has ended at least 45 days before the Closing Date.  The Lead Arrangers shall have received a pro forma consolidated balance sheet of the Borrower as of the date of the most recent consolidated balance sheet delivered pursuant to the preceding sentence and a pro forma statement of operations for the twelve-month period ending on such balance sheet date, for fiscal 2011 and for any year to date period for which interim financials are provided pursuant to clause (ii) of this clause (d) in each case adjusted to give effect to the Transactions, the other transactions related thereto and such other adjustments as are reflected in the agreed Borrower financial model.

(c)           Forecasts.  The Lead Arrangers shall have received forecasts prepared by management of the Borrower of balance sheets, income statements and cash flow statements on an annual basis for each of the five years following the Closing Date.

(d)           Patriot Act.  The Borrower and each of the Guarantors shall have provided the documentation and other information to the Administrative Agent that are required by regulatory authorities under the applicable “know-your-customer” rules and regulations, including the Patriot Act the extent such information is requested at least 5 business days prior to the Closing Date.

(e)           Miscellaneous Documentary Funding Conditions.  The Lenders under the Term Loan Facility shall have received customary opinions of counsel for the Borrower and the Guarantors and of local counsel, as the case may be, and such opinions, corporate resolutions, certificates and closing documentation (including, but not limited to, a solvency certificate from the Chief Financial Officer of the Borrower in substantially the form attached hereto as Exhibit C,

B-1

confirming the solvency of the Borrower and its subsidiaries on a consolidated basis after giving effect to the Transactions).

(f)            Miscellaneous Funding Conditions.  On the Closing Date and after giving effect to the Transactions, (a) no default or event of default under the Term Loan Facility shall have occurred and be continuing; and (b) all representations and warranties made by the Borrower and the Guarantors contained in the Documentation shall be true and correct in all material respects (except where they are qualified by materiality, in which case they will be true and correct in all respects).

(g)           Collateral.  The Collateral Agent shall have for the benefit of the Lenders and the lenders under the Existing Credit Facility a perfected, first priority security interest in and lien on substantially all assets as set forth in Exhibit A under the heading “Collateral”, and all necessary filings, recordations and searches shall have been duly made and paid for.  The Administrative Agent shall have received the results of recent lien searches in each relevant jurisdiction with respect to the Borrower and the Guarantors and such search results shall reveal no liens on any assets of the Borrower and the Guarantors except for customary permitted liens and liens to be discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Administrative Agent.  The Administrative Agent shall have received endorsements naming the Collateral Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies to be maintained with respect to the properties of the Borrower and its subsidiaries forming part of the Collateral.

(h)           Fees.  All accrued fees and expenses required to be paid on the Closing Date pursuant to the terms of the Commitment Letter or the Fee Letters, to the extent invoiced at least three business days prior to the Closing Date (including reasonable legal fees and expenses), shall have been paid upon the initial borrowing under the Term Loan Facility (which amounts may be paid from the proceeds of the Term Loan Facility).

(i)            Repayment of Debt.  The Administrative Agent shall have received reasonably satisfactory evidence (i) that, substantially simultaneously with the borrowing of the Term Loan Facility, at least a majority of the outstanding Existing AWR Notes have been tendered and repaid in full and that a call notice has been issued for the remaining Existing AWR Notes, if any, (ii) the covenants contained in the Existing AWR Notes are no longer in effect and the notice period for redeeming the Existing AWR Notes has been reduced to a period to be agreed and (iii) of the repayment of a principal amount of outstanding loans and reduction of commitments under the Existing Credit Facility sufficient to cause the aggregate principal amount of outstanding loans and the total commitments thereunder to be no greater than $1 billion.

B-2

EXHIBIT C

FORM OF SOLVENCY CERTIFICATE

[          ], 2012

This Solvency Certificate (this “Certificate”) is delivered pursuant to Section [    ] of the Credit Agreement, dated as of [          ], 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), made by and among [          ] (the “Borrower”), the lending institutions from time to time parties thereto and Bank of America, N.A., as the Administrative Agent.  Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

I, [          ], the Chief Financial Officer of the Borrower, DO HEREBY CERTIFY on behalf of the Borrower that as of the date hereof, after giving effect to the consummation of the transactions contemplated by the Credit Agreement:

(i.)             The sum of the liabilities (including without limitation, contingent liabilities) of the Borrower and the Subsidiaries, on a consolidated basis, does not exceed the present fair saleable value of the present assets of the Borrower and the Subsidiaries, on a consolidated basis.

(ii.)            The present fair saleable value of the assets of the Borrower and the Subsidiaries, on a consolidated basis, is not less than the amount that will be required to pay the probable liabilities (including without limitation, contingent liabilities) of the Borrower and the Subsidiaries on their debts as they become absolute and matured.

(iii.)           The capital of the Borrower and the Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on the date hereof.

(iv.)          The Borrower and the Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts or other liabilities including current obligations, beyond their ability to pay such debts as they become due (whether at maturity or otherwise and including pursuant to any refinancing thereof).

(v.)           The Borrower and the Subsidiaries, on a consolidated basis, are “solvent” within the meaning given to that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.

(vi.)          For purposes of this Certificate, the amount of any contingent liability has been computed as the amount that, in light of all of the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).

(vii.)         In reaching the conclusions set forth in this Certificate, the undersigned has (i) reviewed the Credit Agreement and other documents referred to therein and such other documents deemed relevant, (ii) reviewed the financial statements (including the pro forma financial statements) referred to in Section [    ]of the Credit Agreement (the “Financial Statements”) and (iii) made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Borrower and the Subsidiaries after consummation of the transactions contemplated by the Term Loan Facility.  The undersigned is familiar with the financial performance and prospects of the Borrower and its Subsidiaries and hereby confirms that the Financial Statements were prepared in good faith and fairly present, in all material respects, on a pro forma basis as of [          ] (after giving effect to the Transactions), the Borrower’s and the Subsidiaries’ consolidated financial condition.

(viii.)        The financial information and assumptions which underlie and form the basis for the representations made in this Certificate were fair and reasonable when made and were made in good faith and continue to be fair and reasonable as of the date hereof.

(ix.)           The undersigned confirms and acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the Commitments under the Credit Agreement.

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IN WITNESS WHEREOF, I have executed this Certificate this as of the date first written above.

[ARCH COAL INC.]

By:
Name:
Title: